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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 11, 1998


                          NetLive Communications, Inc.
             (Exact name of Registrant as Specified in its Charter)

          Delaware                      0-28728                13-384-8652
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation                  File No.)           Identification No.)



                     584 Broadway, New York, New York 10012
                    (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (212) 343-7082

                                 Not Applicable
         (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         On March 11, 1998, NetLive Communications, Inc. (the "Company") entered into a letter of intent (the "Letter of Intent") with Linda Industries Pty. Ltd. ("Linda Industries"), an Australian manufacturer of electric consumer products, as described in a press release issued by the Company on March 12, 1998 (the "Press Release"). The Press Release is incorporated herein by reference and is filed as an exhibit to this Form 8-K. When and if the transactions described in the Press Release are consummated, they would result in the acquisition of a significant amount of assets of, and/or change in control in, the Company.

         In addition, as described in the Press Release, the Company (i) is curtailing its current business operations and is terminating the employment of all of its non-executive employees and (ii) has received, and intends to contest, a notice from The NASDAQ Stock Market, Inc. indicating that the Company's securities were scheduled for delisting from the NASDAQ SmallCap Market for noncompliance with the new net tangible assets/market capitalization/net income requirements.

Item 7.  Financial Statements and Exhibits.

   (c)      Exhibits.

            1. Copy of press  release  issued by the Company on March 12, 1998.

            Items 1, 8 and 9 are not applicable and have been omitted.













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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NETLIVE COMMUNICATIONS, INC.



Dated:  March 25, 1998                   By:    /s/ Michael Kharitonov
                                                ------------------------------
                                        Name:   Michael Kharitonov
                                       Title:   Chairman, President and
                                                Chief Executive Officer













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                                 EXHIBIT INDEX
                                  TO FORM 8-K


Exhibit                                                            Page No.

   1     Copy of press release issued on March 12, 1998               5














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